CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated May 10, 2002 on the financial statements and financial highlights of the Hester Total Return Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                                   /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 29, 2002